Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 2, 2025 of Edgemode, Inc., relating to the audits of the consolidated financial statements as of and for the periods ending December 31, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands, Texas

October 24, 2025